Exhibit 23.2



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 1996, with respect to Prompt Associates, Inc. incorporated by reference from Form 8-K dated January 7, 1997 filed with the Securities and Exchange Commission in the Registration Statement (Form S-3) and related prospectus of CRA Managed Care, Inc. for the registration of shares of its common stock filed with the Securities and Exchange Commission.


                                 Ernst & Young LLP
Salt Lake City, Utah             /S/Ernst & Young LLP
January 7, 1997